
                                                                   Exhibit 10.42

                                                                  EXECUTION COPY

                               PURCHASE AGREEMENT

                                     between

                         THE FINANCE COMPANY, Originator

                                       and

                    TFC RECEIVABLES CORPORATION VI, Purchaser

                           dated as of October 9, 2002

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                                TABLE OF CONTENTS

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                                                                                             Page
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ARTICLE I     DEFINITIONS ..................................................................   1

        SECTION 1.1   General ..............................................................   1
        SECTION 1.2   Specific Terms .......................................................   2
        SECTION 1.3   Usage of Terms .......................................................   3
        SECTION 1.4   Certain References ...................................................   3
        SECTION 1.5   No Recourse ..........................................................   3
        SECTION 1.6   Action by or Consent of Noteholders and Certificateholders ...........   3
        SECTION 1.7   Material Adverse Effect ..............................................   4

ARTICLE II    CONVEYANCE OF THE RECEIVABLES AND THE OTHER CONVEYED PROPERTY ................   4

        SECTION 2.1   Conveyance of the Receivables and the Other Conveyed Property ........   4

ARTICLE III   REPRESENTATIONS AND WARRANTIES ...............................................   6

        SECTION 3.1   Representations and Warranties of Originator. ........................   6
        SECTION 3.2   Representations and Warranties of Purchaser ..........................   9

ARTICLE IV    COVENANTS OF ORIGINATOR ......................................................  12

        SECTION 4.1   Protection of Title of Purchaser .....................................  12
        SECTION 4.2   Other Liens or Interests .............................................  13
        SECTION 4.3   Costs and Expenses ...................................................  13
        SECTION 4.4   Indemnification ......................................................  14

ARTICLE V     REPURCHASES ..................................................................  16

        SECTION 5.1   Repurchase of Receivables Upon Breach of Warranty ....................  16
        SECTION 5.2   Reassignment of Purchased Receivables ................................  16
        SECTION 5.3   Waivers ..............................................................  17

ARTICLE VI    MISCELLANEOUS ................................................................  17

        SECTION 6.1   Liability of Originator ..............................................  17
        SECTION 6.2   Merger or Consolidation of Originator or Purchaser ...................  17
        SECTION 6.3   Limitation on Liability of Originator and Others .....................  18
        SECTION 6.4   Originator May Own Notes or Certificates .............................  18
        SECTION 6.5   Amendment ............................................................  19

                                        i

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
    SECTION 6.6  Notices ..............................................................  20
    SECTION 6.7  Merger and Integration ...............................................  20
    SECTION 6.8  Severability of Provisions ...........................................  20
    SECTION 6.9  Intention of the Parties .............................................  20
    SECTION 6.10 Governing Law ........................................................  21
    SECTION 6.11 Counterparts .........................................................  21
    SECTION 6.12 Conveyance of the Receivables and the Other Conveyed Property
         to the Issuer ................................................................  21
    SECTION 6.13 Nonpetition Covenant .................................................  21
    SECTION 6.14 Third Party Beneficiary ..............................................  21
    SECTION 6.15 Limitation of Liability ..............................................  22

                                    SCHEDULES

SCHEDULE A    Schedule of Receivables
SCHEDULE B    Representations and Warranties of Originator
SCHEDULE C    The Finance Company Charge-Off Policy
SCHEDULE D    Assignment

                                       ii                     Purchase Agreement

                               PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, dated as of October 9, 2002, executed between TFC Receivables Corporation VI, a Delaware corporation, as purchaser ("Purchaser"), and The Finance Company, a Virginia corporation, as Originator ("Originator").

                              W I T N E S S E T H:

WHEREAS, Originator and Purchaser are entering into this Agreement to provide for, among other things, the acquisition by Purchaser of all of the right, title and interests of Originator in and to the Receivables and the Other Conveyed Property on the Closing Date;

WHEREAS, as a precondition to the effectiveness of this Agreement, Originator (as Servicer), the Purchaser (as Seller), the Trustee, the Trust Collateral Agent, the Backup Servicer, the Successor Servicer, the Insurer and the Issuer will enter into the Sale and Servicing Agreement to provide for the servicing of the Receivables;

WHEREAS, Purchaser is and will be conveying to the Issuer, among other things, all of Purchaser's rights derived under this Agreement and the Sale and Servicing Agreement, and Originator and Purchaser each agree that all covenants, representations, warranties and agreements made by it in this Agreement with respect to itself or the Receivables shall also be for the benefit of the Trustee, on behalf of the Noteholders, and the Insurer;

WHEREAS, in connection with the issuance of the Notes, Originator will transfer the Receivables or other consideration to Purchaser in exchange for such Notes;

WHEREAS, the transfer will be effected by this Agreement and an Assignment between Originator and Purchaser;

WHEREAS, Purchaser has agreed to purchase from Originator, and Originator, pursuant to this Agreement, is transferring to Purchaser the Receivables and Other Conveyed Property;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, Purchaser and Originator, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 General. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Sale and Servicing Agreement dated as of October 9, 2002, by and among The Finance Company, in its capacity as Servicer, TFC Automobile Receivables Trust 2002-2, as Issuer, TFC

                                                              Purchase Agreement

Receivables Corporation VI, as Seller, Radian Asset Assurance Inc., as Insurer, Wells Fargo Bank Minnesota, National Association, as Trust Collateral Agent and as Backup Servicer, and Wells Fargo Financial Servicing Solutions, LLC, as Successor Servicer.

         SECTION 1.2 Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Agreement" means this Purchase Agreement and all amendments hereof and supplements hereto.

         "Assignment" has the meaning specified in Section 2.1 hereof.

         "Closing Date" means October 9, 2002.

         "Collateral" shall have the meaning specified in the Indenture.

         "Contracts Purchase Price" shall mean $76,985,861.

         "Indemnified Parties" shall have the meaning set forth in Section 4.4(a) hereof.

         "Indenture Trustee" means Wells Fargo Bank Minnesota, National Association, and any successor Indenture Trustee appointed and acting pursuant to the Indenture.

         "Issuer" means TFC Automobile Receivables Trust 2002-2.

         "Other Conveyed Property" means all money, instruments, rights and other property that are described in Section 2.1(a), other than the Receivables.

         "Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee appointed and acting pursuant to the Trust Agreement.

         "Receivables" means the receivables sold and transferred pursuant to this Agreement and which are listed on the Schedule of Receivables attached hereto as Schedule A.

         "Related Documents" means the Notes, the Certificates, the Custodian Agreement (if any), the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Note Policy, the Servicer Termination Side Letter, the Insurance Agreement, the Indemnification Agreement, the Note Purchase Agreement, the Standby Processing Agreement, and the Premium Letter. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents" or "its Related Documents" or by a similar expression.

                                        2                     Purchase Agreement

          "Repurchase Event" means the occurrence of a breach of any of Originator's representations and warranties set forth in Section 3.1(i) or any other event which requires the repurchase of a Receivable by Originator or Purchaser under Section 3.2 of the Sale and Servicing Agreement.

          "Sale and Servicing Agreement" means the Sale and Servicing Agreement referred to in Section 1.1 hereof.

          "Schedule of Receivables" means the schedule attached hereto as Schedule A.

          "Schedule of Representations" means the Schedule of Representations and Warranties attached hereto as Schedule B.

          "Security Majority" means a majority by Note Principal Balance of the Noteholders so long as the Notes are outstanding and a majority by principal amount of the Certificateholders thereafter.

          "Trust Collateral Agent" means Wells Fargo Bank Minnesota, National Association, as trust collateral agent and any successor trust collateral agent appointed and acting pursuant to the Sale and Servicing Agreement.

          SECTION 1.3 Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural includes the singular; words imparting any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Sale and Servicing Agreement; references to Persons include their permitted successors and assigns; any form of the word "include" shall be deemed to be followed by the words "without limitation"; "the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement.

          SECTION 1.4 Certain References. All references to the Principal Balance of a Receivable as of any date of determination shall refer to the close of business on such day, or as of the first day of a Monthly Period shall refer to the opening of business on such day. All references to the last day of a Monthly Period shall refer to the close of business on such day.

          SECTION 1.5 No Recourse. Without limiting the obligations of Originator hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of Originator, or of any predecessor or successor of Originator.

                                        3                     Purchase Agreement

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          SECTION 1.6 Action by or Consent of Noteholders and
Certificateholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders or Certificateholders, such provision shall be deemed to refer to the Certificateholder or Noteholder, as the case may be, of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders or Certificateholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders or Certificateholders, any Note or Certificate registered in the name of Originator or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Indenture Trustee or the Trust Collateral Agent is entitled to rely upon any such action or consent, only Notes or Certificates which the Owner Trustee, the Indenture Trustee or the Trust Collateral Agent, respectively, knows to be so owned shall be so disregarded.

          SECTION 1.7 Material Adverse Effect. Whenever used in the Basic Documents, "Material Adverse Effect" or "material adverse effect" means (i) when used with respect to any action, event, fact or other matter or thing, means that such action, event, fact or other matter or thing will, individually or in the aggregate, have a material adverse effect on (a) the Trust, the Trust Property or Collateral, (b) the existence, perfection or priority of the security interests of the Trust Collateral Agent in the Collateral, (c) the ability of the Trust Collateral Agent on behalf of the Noteholders and the Insurer to collect on, liquidate, or foreclose against, the Collateral in accordance with the Indenture, (d) the validity, enforceability, or the performance of any Person's obligations under, or with respect to, the Basic Documents, or the validity, enforceability, or performance of any Person's obligations under, or with respect to, or the payment of, the Notes, (e) the transactions contemplated by the Basic Documents, (f) the business, operations, condition (financial or otherwise) or prospects of TFC, Purchaser or the Issuer,
(g) or the interests, rights and/or remedies hereunder, or otherwise with respect to the Collateral, or the Trust Collateral Agent, the Trustee, the Insurer or any of the Noteholders (which determination shall be made, in each case, without giving effect to the existence of the Note Policy) and (ii) when used in relation to or in connection with any Person also means that such action, event, fact or other matter or thing shall not, individually or in the aggregate, have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of such Person.

                                   ARTICLE II

                          CONVEYANCE OF THE RECEIVABLES
                         AND THE OTHER CONVEYED PROPERTY

          SECTION 2.1 Conveyance of the Receivables and the Other Conveyed Property.

          (a) Subject to the terms and conditions of this Agreement, Originator hereby sells, transfers, assigns, and otherwise conveys to Purchaser without recourse (but without limitation of its obligations in this Agreement), and Purchaser hereby purchases, all right, title and interest of Originator in and to:

                                        4                     Purchase Agreement

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     (i)    the Receivables and all monies paid or payable thereon after the
     Cutoff Date (including amounts due on or before the Cutoff Date but received by Originator after the Cutoff Date);

     (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of Originator in such Financed Vehicles;

     (iii) any proceeds and the right to receive proceeds with respect to the Receivables from claims on any Insurance Policies covering Financed Vehicles or Obligors, including rebates of insurance premiums relating to the Receivables, and any proceeds from the liquidation of the Receivables;

     (iv) all rights of Originator against Dealers pursuant to Dealer Agreements or Dealer Assignments;

     (v)    all rights under any Service Contracts on the related Financed
     Vehicles;

     (vi) the related Receivables Files and any and all other documents that Originator keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles;

     (vii) property (including the right to receive future Net Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of Purchaser pursuant to liquidation of such Receivable;

     (viii) the rights under the Standby Processing Agreement; and

     (ix) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

It is the intention of Originator and Purchaser that the transfer and assignment contemplated by this Agreement shall constitute a valid and enforceable sale of the Receivables and the Other Conveyed Property from Originator to Purchaser, conveying good title thereto, free and clear of any encumbrances or liens, and the beneficial interest in and title to the Receivables and the Other Conveyed Property shall not be part of Originator's estate in the event of the filing of a bankruptcy petition by or against Originator under any bankruptcy or similar law. On the Closing Date, Originator shall deliver to Purchaser an assignment in the form attached hereto as Schedule D with respect to the Receivables and Other Conveyed Property to be sold (the "Assignment").

                                        5                     Purchase Agreement

However, in the event that, notwithstanding the intent of the parties hereto, the Receivables are held to be property of Originator's estate, or if for any reason this Agreement is held or deemed not to be a sale, then (a) this agreement and the Assignment shall also be deemed to be a security agreement within the meaning of Article 1, Article 8 and Article 9 of the Uniform Commercial Code as in effect in the State of New York and (b) the transfers of the Receivables and Other Conveyed Property provided for in this Agreement and the Assignment shall be deemed to be a grant by Originator to Purchaser of, and Originator hereby grants to Purchaser, a security interest in all of Originator's rights, title and interest in and to the Receivables and Other Conveyed Property. Originator hereby acknowledges that its transfer and assignment of the Receivables to Purchaser is absolute and irrevocable, without reservation or retention of any interests whatsoever by Originator.

To the extent that Originator shall retain any files or documentation (including, without limitation, any Receivables Files), whether in written or electronic form (collectively, "documents") pertaining to the Receivables, it shall hold such documents in trust for the benefit of the Indenture Trustee as the owner thereof. The possession of any such documents pertaining to the Receivables by Originator (or any Affiliate thereof other than Purchaser) is at the will of Purchaser and for the sole purpose of servicing such Receivables, and such retention and possession by Originator (or any Affiliate thereof other than Purchaser) is in a custodial capacity in its role as Servicer under the Sale and Servicing Agreement and the Related Documents. The documents retained by Originator relating to the Receivables shall be segregated from the books and records of Originator and shall be marked appropriately to reflect clearly the transfer by Originator of the Receivables to Purchaser.

          (b) Simultaneously with the conveyance of the Receivables and the Other Conveyed Property to Purchaser, Purchaser shall pay or cause to be paid to or upon the order of Originator the Contracts Purchase Price. An amount equal to approximately 81.30% of the Contracts Purchase Price shall be paid to Originator in cash. The remaining approximately 18.70% of the Contracts Purchase Price shall be deemed to have been paid and returned to Purchaser as a contribution to capital. The portion of the Contracts Purchase Price to be paid in cash shall be by wire transfer of immediately available funds.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1 Representations and Warranties of Originator. Originator makes the following representations and warranties as of the date hereof on which Purchaser relies in purchasing the Receivables and the Other Conveyed Property and in transferring the Receivables and the Other Conveyed Property to the Issuer under the Sale and Servicing Agreement. Such representations are made as of the execution and delivery of this Agreement but shall survive the sale, transfer and assignment of the Receivables and the Other Conveyed Property hereunder, and the sale, transfer and assignment thereof by Purchaser to the Issuer under the Sale and Servicing Agreement.

                                        6                     Purchase Agreement

Originator acknowledges that Purchaser will assign to Issuer all Purchaser's rights under this Agreement and agrees that the Trust Collateral Agent will thereafter be entitled to enforce this Agreement against Originator in the Trust Collateral Agent's own name on behalf of the Noteholders.

     (i) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations with respect to the Receivables are true and correct as of the date hereof.

     (ii) Organization and Good Standing. Originator has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, and is not organized under the laws of any other jurisdiction. It has the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, or is proposed to be conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property to be transferred to Purchaser. The Originator is not organized under the laws of any other State.

     (iii) Due Qualification. Originator is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business, including without limitation, the acquisition and sale of the Receivables, requires such qualification.

     (iv) Power and Authority. Originator has the power and authority to execute and deliver this Agreement and its Related Documents and to perform its obligations under this Agreement and its Related Documents; Originator has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with Purchaser hereunder and has duly authorized such sale and assignment to Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement and Originator's Related Documents have been duly authorized by Originator by all necessary corporate action.

     (v) Valid Sale; Binding Obligations. This Agreement and Originator's Related Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property to Purchaser, enforceable against Originator and creditors of and purchasers from Originator and as a result of such sale, transfer and assignment, Purchaser shall have a valid, first priority perfected ownership interest in such Receivables and the Other Conveyed Property. This Agreement and Originator's Related Documents constitute legal, valid and binding obligations of Originator enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable

                                        7                     Purchase Agreement
     limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (vi) No Violation. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or bylaws of Originator, or any indenture, agreement, mortgage, deed of trust or other instrument to which Originator is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement, the Sale and Servicing Agreement and the Indenture and any instruments, certificates and other documents executed pursuant to the provisions thereof), or violate any law, order, rule or regulation applicable to Originator of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Originator or any of its properties.

     (vii) No Proceedings. There are no proceedings or investigations pending or, to Originator's knowledge, after due inquiry, threatened against Originator, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over Originator or its properties (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the business, the operations, the condition (financial or otherwise) or the prospects of Originator or affect the performance by Originator of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder or under the Sale and Servicing Agreement or (v) that have a material adverse effect on the Receivables.

     (viii) Chief Executive Office. The chief executive office of Originator is located at 5425 Robin Hood Road, Suite 101B, Norfolk, Virginia 23513.

     (ix) No Consents. Originator is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

     (x) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental

                                        8                     Purchase Agreement
     agency or body or official, required in connection with the execution and delivery by Originator of this Agreement and the consummation of the transactions contemplated hereby or will be taken or obtained on or prior to the Closing Date.

     (xi) Name. The legal name of Originator is as set forth in this Agreement, Originator has not changed its name during the six years prior to the Closing Date and does not have any trade names, fictitious names, assumed names or "doing business" names.

     (xii) Solvency. Originator is solvent and will not become insolvent after giving effect to the transactions contemplated by the Basic Documents. Originator is paying its debts as they become due and, after giving effect to the transactions contemplated by the Basic Documents, will have adequate capital to conduct its business.

     (xiii) Pension Plan. All pension or profit sharing plans of Originator have been fully funded in accordance with applicable obligations.

     (xiv) Substantive Consolidation. Originator, in its individual capacity and as Servicer confirms that the statement contained under "assumptions of fact" in the opinion of Weil, Gotshal & Manges LLP regarding substantive consolidation matters delivered to Originator on the Closing Date are true and correct with respect to itself, and that Originator will comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein.

     (xv) Sole Stockholder. Originator is the sole stockholder of Purchaser, and all of the shares of stock have been fully paid for and are owned of record, free and clear of all mortgages, assignments, pledges and security interests, other than the pledge under the Stock Pledge Agreement.

     (xvi) Composition of Receivables. Approximately 11.21% of the Receivables are Auto Centers Product, approximately .51% of the Receivables are Bulk Product, and approximately 88.28% of the Receivables are Point-of-Sale Product.

            SECTION 3.2 Representations and Warranties of Purchaser. Purchaser makes the following representations and warranties, on which Originator relies in selling, assigning, transferring and conveying the Receivables and the Other Conveyed Property to Purchaser hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables and the Other Conveyed Property hereunder and the sale, transfer and assignment thereof by Purchaser to the Issuer under the Sale and Servicing Agreement. The Purchaser is not organized under the laws of any other State.

       (i) Organization and Good Standing. Purchaser has been duly organized and is validly existing and in good standing as a corporation under the laws of the

                                        9                     Purchase Agreement

     State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Receivables and the Other Conveyed Property, and to transfer the Receivables and the Other Conveyed Property to the Issuer pursuant to the Sale and Servicing Agreement.

       (ii) Due Qualification. Purchaser is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Purchaser's ability to acquire the Receivables or the Other Conveyed Property, and to transfer the Receivables and the Other Conveyed Property to the Issuer pursuant to the Sale and Servicing Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Purchaser's obligations hereunder and under Purchaser's Related Documents.

       (iii) Power and Authority. Purchaser has the power, authority and legal right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Receivables and the Other Conveyed Property hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by Purchaser by all necessary action.

       (iv) No Consent Required. Purchaser is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

       (v) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

       (vi) No Violation. The execution, delivery and performance by Purchaser of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of Purchaser, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which Purchaser is a party or by which Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties

                                       10                     Purchase Agreement
     pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Sale and Servicing Agreement, and the Indenture and any instruments, certificates and other documents executed pursuant to the provisions thereof), or violate any law, order, rule or regulation, applicable to Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Purchaser or any of its properties.

       (vii) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of Purchaser, threatened against Purchaser, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Purchaser or its properties: (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the business, the operations, the condition (financial or otherwise) or the prospects of Purchaser or the performance by Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder or the transfer of the Receivables and the Other Conveyed Property to the Issuer pursuant to the Sale and Servicing Agreement.

       (viii) Approvals. All approvals, authorizations, consents, licenses, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the purchase of the Receivables, has been taken, or will be taken or obtained on or prior to the Closing Date.

       (ix) Separateness. Since the formation of Purchaser (a) Purchaser has incurred no debt other than trade payables and expense accruals in connection with its operations in the normal course of business; (b) Purchaser has maintained its books and records separate from the books and records of any other entity, has maintained separate bank accounts and no funds of Purchaser have been commingled with funds of any other entity; (c) Purchaser has kept in full effect its existence, rights and franchises as a corporation under the laws of the State of Delaware, and has obtained and preserved its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Receivables; (d) Purchaser does not own any subsidiary and has not loaned or advanced any moneys to, or made an investment in, any Person; (e) Purchaser has not made any capital expenditures; (f) Purchaser has not guaranteed (directly or indirectly), except with respect to its obligation to repurchase Receivables pursuant to the

                                       11                     Purchase Agreement
     terms of the Sale and Servicing Agreement, endorsed or otherwise become contingently liable (directly or indirectly) for the obligations of, or owned or purchased any stock, obligations or securities of or any other interest in, or made any capital contribution to, any Person; and (g) Purchaser has not engaged in any other action that bears on whether the separate legal identity of Purchaser will be respected and, without limitation of the foregoing, Purchaser has not (1) held itself out as being liable for the debts of any other party, (2) acted other than in its corporate name and through its duly authorized officers or agents, and (3) created, incurred, assumed, or in any manner become liable in respect of any indebtedness except trade payables and expense accruals incurred in the ordinary course of business and which are incidental to its business purpose.

In the event of any breach of a representation and warranty made by Purchaser hereunder, Originator covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all Notes, Certificates, pass-through certificates or other similar securities issued by Purchaser, or a trust or similar vehicle formed by Purchaser, have been paid in full. Originator and Purchaser agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by Purchaser, Issuer or by the Indenture Trustee on behalf of the Noteholders and Owner Trustee on behalf of the Certificateholders.

                                   ARTICLE IV

                             COVENANTS OF ORIGINATOR

          SECTION 4.1 Protection of Title of Purchaser.

          (a) At or prior to the Closing Date, Originator shall have filed or caused to be filed a UCC-1 financing statement, naming Originator as seller or debtor, naming Purchaser as purchaser or secured party and describing the Receivables and the Other Conveyed Property being sold by it to Purchaser as collateral, with the office of the Secretary of State of the Commonwealth of Virginia and in such other locations as Purchaser shall have required and as shall be necessary to perfect the security interest of Purchaser in the collateral. From time to time thereafter, Originator shall file such additional financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Purchaser under this Agreement, of the Issuer under the Sale and Servicing Agreement and of the Trust Collateral Agent under the Indenture in the Receivables and the Other Conveyed Property and in the proceeds thereof. Originator shall deliver (or cause to be delivered) to Purchaser, the Trust Collateral Agent and the Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that Originator fails to perform its obligations under this subsection, Purchaser, Issuer or the Trust Collateral Agent may do so, at the expense of Originator.

                                       12                     Purchase Agreement

          (b) Originator shall not change its name, identity, jurisdiction of organization or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by Originator (or by Purchaser, Issuer or the Trust Collateral Agent on behalf of Originator) in accordance with paragraph (a) above misleading within the meaning of ss. 9-506 of the UCC, unless it shall have given Purchaser, Issuer and the Trust Collateral Agent at least 60 days' prior written notice thereof, and shall have provided evidence of appropriate amendments to all previously filed financing statements and continuation statements acceptable to the Controlling Party. Originator shall not become or seek to become organized under the laws of more than one jurisdiction.

          (c) Originator shall give Purchaser, the Issuer, the Insurer (so long as an Insurer Default shall not have occurred and be continuing) and the Trust Collateral Agent at least 60 days' prior written notice of any relocation of its jurisdiction of organization, of its principal place of business or chief executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and Originator shall provide evidence of appropriate filings required by the UCC acceptable to the Controlling Party. Originator shall at all times maintain its jurisdiction of incorporation and each office from which it services Receivables and its principal place of business and chief executive office within the United States of America.

          (d) Prior to the Closing Date, Originator has maintained accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time as of or prior to the Closing Date the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the Principal Balance as of the Closing Date. Originator shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to Purchaser, and the conveyance of the Receivables by Purchaser to the Issuer, Originator's master computer records (including archives) that shall refer to a Receivable indicate clearly that such Receivable has been sold to Purchaser and has been conveyed by Purchaser to the Issuer. Indication of the Issuer's ownership of a Receivable shall be deleted from or modified on Originator's computer systems when, and only when, the Receivable shall become a Purchased Receivable or shall have been paid in full.

          (e) If at any time Originator shall propose to sell, grant a security interest in, or otherwise transfer any interest in any motor vehicle receivables to any prospective purchaser, lender or other transferee, Originator shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable (other than a Purchased Receivable), shall indicate clearly that such Receivable has been sold to Purchaser, sold by Purchaser to Issuer, and is owned by the Issuer.

          SECTION 4.2 Other Liens or Interests. (a) Except for the conveyances hereunder, Originator will not sell, pledge, assign or transfer to any other Person, or

                                       13                     Purchase Agreement
grant, create, incur, assume or suffer to exist any Lien on the Receivables or the Other Conveyed Property or any interest therein, and Originator shall defend the right, title, and interest of Purchaser and the Issuer in and to the Receivables and the Other Conveyed Property against all claims of third parties claiming through or under Originator. Originator shall notify Purchaser, the Trustee and the Insurer promptly after becoming aware of any Lien on any Receivable.

          (b) Originator will perform the transactions contemplated by this Agreement in a manner that is consistent with Purchaser's ownership interest in the Receivables and Originator will respond to all third party inquiries confirming the transfer of the Receivables and the Other Conveyed Property to Purchaser.

          (c) Originator will not make any material amendments to its Charge-Off Policy without obtaining the prior written consent of the Controlling Party and giving prior written notice of such amendment to the Rating Agency.

          SECTION 4.3 Costs and Expenses. Originator shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under its Related Documents.

          SECTION 4.4 Indemnification.

          (a) Originator shall defend, indemnify and hold harmless Purchaser, the Issuer, the Trust Collateral Agent, the Indenture Trustee, the Insurer, the Owner Trustee, the Noteholders and the Certificateholders (collectively, the "Indemnified Parties") from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of Originator's representations and warranties contained herein.

          (b) Originator shall defend, indemnify and hold harmless each Indemnified Party from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by Originator or any affiliate thereof of a Financed Vehicle.

          (c) Originator shall defend, indemnify and hold harmless each Indemnified Party from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Receivables other than in accordance with this Agreement or the Sale and Servicing Agreement.

          (d) Originator agrees to pay, and shall defend, indemnify and hold harmless each Indemnified Party from and against any taxes that may at any time be asserted against such persons with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale, transfer and assignment of the Receivables and the Other Conveyed Property to Purchaser and by Purchaser to the Issuer or the issuance and original sale of the Notes or the Certificates, or asserted with

                                       14                     Purchase Agreement
respect to ownership of the Receivables and Other Conveyed Property which shall be indemnified by Originator pursuant to clause (e) below, or federal, state or other income taxes, arising out of distributions on the Notes or the Certificates or transfer taxes arising in connection with the transfer of the Notes or the Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by Originator under this Agreement or imposed against such Persons.

          (e) Originator agrees to pay, and to indemnify, defend and hold harmless each Indemnified Party from, any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, the conveyance or ownership of the Receivables or the Other Conveyed Property hereunder and the conveyance or ownership of the Receivables and the Other Conveyed Property under the Sale and Servicing Agreement or the issuance and original sale of the Notes or the Certificates, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the issuance and ownership of the Notes or the transactions contemplated hereby or transfer taxes arising in connection with the transfer of the Notes or the Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by Originator under this Agreement or imposed against such Persons.

          (f) Originator shall defend, indemnify, and hold harmless each Indemnified Party from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any of such Persons through the negligence, willful misfeasance, or bad faith of Originator in the performance of its duties under this Agreement or by reason of reckless disregard of Originator's obligations and duties under this Agreement.

          (g) Originator shall indemnify, defend and hold harmless each Indemnified Party from and against any and all costs, claims, damages and any loss, liability or expense incurred by reason of the violation by Originator of federal or state securities laws in connection with the registration or the sale of the Notes or the Certificates.

          (h) Originator shall indemnify, defend and hold harmless each Indemnified Party from and against any loss, liability or expense imposed upon, or incurred by, any of such Persons as result of the failure of any Receivable, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

          (i) Originator shall defend, indemnify, and hold harmless Purchaser from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of Originator's trusts and duties as Servicer under the Sale and Servicing Agreement, except to the extent that such cost, expense, loss, claim, damage, or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of Purchaser.

                                       15                     Purchase Agreement

Indemnification under this Section 4.4 shall include reasonable fees and expenses of counsel and expenses of litigation incurred by the Noteholders, the Trust Collateral Agent, Insurer or the Trustee in connection with enforcement of this Agreement and shall survive termination of the Notes and the Certificates. The indemnity obligations hereunder shall be in addition to any obligation that Originator may otherwise have.

                                    ARTICLE V

                                   REPURCHASES

          SECTION 5.1 Repurchase of Receivables Upon Breach of Warranty. Upon the occurrence of a Repurchase Event, Originator shall, unless the breach which is the subject of such Repurchase Event shall have been cured in all material respects, repurchase the Receivable relating thereto from the Issuer as promptly as possible but in no event later than by the last day of the first full calendar month following the discovery by Originator or receipt by Originator of notice of such breach and, simultaneously with the repurchase of the Receivable, Originator shall deposit the Purchase Amount in full, without deduction or offset, to the Collection Account, pursuant to Section 3.2 of the Sale and Servicing Agreement. It is understood and agreed that, except as set forth in
Section 6.1 hereof, the obligation of Originator to repurchase any Receivable, as to which a breach occurred and is continuing, shall, if such obligation is fulfilled, constitute the sole remedy against Originator for such breach available pursuant to this Agreement (subject to the next paragraph of this Section 5.1) to Purchaser, the Issuer, the Insurer, the Noteholders, the Certificateholders, the Trust Collateral Agent on behalf of the Noteholders or the Owner Trustee on behalf of Certificateholders. The provisions of this
Section 5.1 are intended to grant the Issuer and the Trust Collateral Agent a direct right against Originator to demand performance hereunder, and in connection therewith, Originator waives any requirement of prior demand against Purchaser with respect to such repurchase obligation. Any such repurchase shall take place in the manner specified in Section 3.2 of the Sale and Servicing Agreement. Notwithstanding any other provision of this Agreement or the Sale and Servicing Agreement to the contrary, the obligation of Originator under this Section shall not terminate upon a termination of Originator as Servicer under the Sale and Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or Purchaser to perform any of their respective obligations with respect to such Receivable under the Sale and Servicing Agreement.

          In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by Originator, Originator shall indemnify the Issuer, the Trust Collateral Agent, the Indenture Trustee, the Owner Trustee, the Insurer, the Noteholders and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such Repurchase Events.

          SECTION 5.2 Reassignment of Purchased Receivables. Upon deposit in the Collection Account of the Purchase Amount of any Receivable repurchased by

                                       16                     Purchase Agreement

Originator under Section 5.1 hereof, Purchaser shall take such steps as may be reasonably requested by Originator in order to sell, assign, convey and otherwise transfer to Originator all right, title and interest of each of Purchaser and the Issuer in and to such Receivable and all security and documents and all Other Conveyed Property conveyed to Purchaser or the Issuer directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of Purchaser or the Issuer. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Purchased Receivable, in any enforcement suit or legal proceeding it is held that Originator may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, Purchaser shall, at the expense of Originator, take such steps as Originator deems reasonably necessary to enforce the Receivable, including bringing suit in Purchaser's or in the Issuer's name.

          SECTION 5.3 Waivers. No failure or delay on the part of Purchaser, or the Issuer as assignee of Purchaser, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

                                   ARTICLE VI

                                  MISCELLANEOUS

          SECTION 6.1 Liability of Originator. Originator shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by Originator and the representations and warranties of Originator.

          SECTION 6.2 Merger or Consolidation of Originator or Purchaser. Any corporation or other entity (i) into which Originator or Purchaser may be merged or consolidated, (ii) resulting from any merger or consolidation to which Originator or Purchaser is a party or (iii) succeeding to the business of Originator or Purchaser, in the case of Purchaser, which corporation has a certificate of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in Purchaser's certificate of incorporation, provided that in any of the foregoing cases such corporation shall execute an agreement of assumption to perform every obligation of Originator or Purchaser, as the case may be, under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to Originator or Purchaser, as the case may be, hereunder (without relieving Originator or Purchaser of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further action by any of the parties to this Agreement. Notwithstanding the foregoing, Purchaser shall not merge or consolidate with any other Person or permit any other Person to become the successor to Purchaser's business without the prior written consent of the Controlling Party. Originator or Purchaser shall promptly inform the other party, the Issuer, the Trust Collateral Agent, the Owner Trustee and the Controlling Party of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition

                                       17                     Purchase Agreement
to the consummation of the transactions referred to in clauses (i), (ii) and
(iii) above, (w) the Rating Agency Condition shall have been satisfied, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1 and 3.2 of this Agreement shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an event of default under the Insurance Agreement, shall have occurred and be continuing, (y) Originator or Purchaser, as applicable, shall have delivered written notice of such consolidation, merger or purchase and assumption to the Rating Agency prior to the consummation of such transaction and shall have delivered to the Issuer, the Controlling Party and the Trust Collateral Agent an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) Originator or Purchaser, as applicable, shall have delivered to the Issuer, the Insurer and the Trust Collateral Agent an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been filed that are necessary to preserve and protect the interest of the Issuer and the Trust Collateral Agent in the Receivables and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

          SECTION 6.3 Limitation on Liability of Originator and Others. Originator and any director, officer, employee or agent may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. Originator shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement or its Related Documents and that in its opinion may involve it in any expense or liability.

          SECTION 6.4 Originator May Own Notes or Certificates. Subject to the provisions of the Sale and Servicing Agreement, the Trust Agreement, the Indenture and the Insurance Agreement, Originator and any Affiliate of Originator may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not Originator or an Affiliate thereof.

                                       18                     Purchase Agreement

          SECTION 6.5 Amendment.

          (a) This Agreement may be amended by Originator and Purchaser with the prior written consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing and (a) there are Notes outstanding, (b) any amounts due to the Insurer remain unpaid or (c) the Note Policy has not expired in accordance with its terms) and with prior written notice to the Rating Agency but without the consent of the Trust Collateral Agent, the Owner Trustee or any of the Certificateholders or Noteholders (i) to cure any ambiguity or (ii) to correct any provisions in this Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any Certificateholder or Noteholder.

          (b) This Agreement may also be amended from time to time by Originator and Purchaser, with the prior written consent of the Insurer (so long as the Insurer is the Controlling Party), with prior written notice to the Rating Agency and with the consent of the Trust Collateral Agent and, if required, a Security Majority in accordance with the Sale and Servicing Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders or Noteholders; provided, however, Originator provides the Trust Collateral Agent with an Opinion of Counsel, (which may be provided by Originator's internal counsel) that no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Note or Certificate.

          (c) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or Noteholders shall be subject to such reasonable requirements as the Trust Collateral Agent may prescribe, including the establishment of record dates. The consent of a Holder of a Certificate or a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note.

          Prior to the execution of any amendment to this Agreement, the Indenture Trustee or the Trust Collateral Agent, if requested, shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

          SECTION 6.6 Notices. All demands, notices and communications to Originator, Purchaser, the Insurer or the Noteholders hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable

                                       19                     Purchase Agreement
overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of Originator, to The Finance Company, Attention: President, 5425 Robin Hood Road, Suite 101B, Norfolk, Virginia 23513, (b) in the case of Purchaser, to TFC Receivables Corporation VI, Attention: President, 5425 Robin Hood Road, Suite 101B, Norfolk, Virginia 23513, (c) in the case of the Insurer, to Radian Asset Assurance Inc., 335 Madison Avenue. New York, NY 10017-4605, Attention: Chief Risk Officer, or
(d) in the case of the Initial Purchaser, to WestLB AG, London Branch, Woolgate Exchange, 25 Basinghall Street, London EC2V 5HA, United Kingdom, Attention: Mark Dodd, with a copy to WestLB Panmure Securities Inc., 1211 Avenue of the Americas, New York, New York 10036, Attention: James Galowski or such other address as shall be designated by a party in a written notice delivered to the other party or to the Issuer, Owner Trustee or the Trust Collateral Agent, as applicable.

          SECTION 6.7 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Related Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          SECTION 6.8 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          SECTION 6.9 Intention of the Parties. The execution and delivery of this Agreement shall constitute an acknowledgment by Originator and Purchaser that they intend that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Receivables and the Other Conveyed Property, conveying good title thereto free and clear of any Liens, from Originator to Purchaser, and that the Receivables and the Other Conveyed Property shall not be a part of Originator's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of or with respect to Originator. In the event that such conveyance is determined to be made as security for a loan made by Purchaser, the Issuer, the Noteholders or the Certificateholders to Originator, the parties intend that Originator shall have granted to Purchaser a first priority, perfected security interest in all of Originator's right, title and interest in and to the Receivables and the Other Conveyed Property conveyed pursuant to Section 2.1 hereof, and that this Agreement shall constitute a security agreement under applicable law and shall have granted such security interest.

          SECTION 6.10 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, including Section 5-1401 of the General Obligations Laws but otherwise without regard to the principles of conflicts of
                                       20                     Purchase Agreement
laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

          SECTION 6.11 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          SECTION 6.12 Conveyance of the Receivables and the Other Conveyed Property to the Issuer. Originator acknowledges that Purchaser intends, pursuant to the Sale and Servicing Agreement, to convey the Receivables and the Other Conveyed Property, together with its rights under this Agreement, to the Issuer on the date hereof. Originator acknowledges and consents to such conveyance and pledge and waives any further notice thereof and covenants and agrees that the representations and warranties of Originator contained in this Agreement and the rights of Purchaser hereunder are intended to benefit the Insurer, the Issuer, the Owner Trustee, the Trust Collateral Agent, the Noteholders and the Certificateholders. In furtherance of the foregoing, Originator covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Insurer, the Issuer, the Owner Trustee, the Trust Collateral Agent, the Noteholders and the Certificateholders and that, notwithstanding anything to the contrary in this Agreement, Originator shall be directly liable to the Issuer, the Insurer, the Owner Trustee, the Trust Collateral Agent, the Noteholders and the Certificateholders (notwithstanding any failure by the Servicer, or Purchaser to perform their respective duties and obligations hereunder or under Related Documents) and that the Trust Collateral Agent may enforce the duties and obligations of Originator under this Agreement against Originator for the benefit of the Insurer, the Owner Trustee, the Trust Collateral Agent, the Noteholders and the Certificateholders.

          SECTION 6.13 Nonpetition Covenant. Neither Purchaser nor Originator shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Purchaser or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Purchaser or the Issuer or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of Purchaser or the Issuer.

          SECTION 6.14 Third Party Beneficiary. The Insurer, the Noteholders and the Trustee, and each of their respective successors and assigns, shall be a third party beneficiary to the provisions of this Agreement, and the Insurer shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing and (a) there are Notes outstanding, (b) any amounts due to the Insurer remain unpaid or (c) the Note Policy has not expired in accordance with its terms. Except as expressly stated otherwise herein, any right of the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer in its reasonable discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties

                                       21                     Purchase Agreement
and obligations under the Note Policy) upon delivery of a written notice to the Trust Collateral Agent. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 6.15 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Agreement or any related documents.

                            [Signature Page Follows]

                                       22                     Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    THE FINANCE COMPANY, as Originator


                                    By____________________________________
                                       Name: Ronald G. Tray
                                       Title: President



                                    TFC RECEIVABLES CORPORATION VI, as Purchaser


                                    By____________________________________
                                       Name: Ronald G. Tray
                                       Title: President


Acknowledged and Accepted:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Trustee and Trust Collateral Agent

By_______________________________
  Name:
  Title:



                     [Signature Page for Purchase Agreement]

                                                              Purchase Agreement

                                                                      SCHEDULE A

                             SCHEDULE OF RECEIVABLES

                            [Distributed at Closing]

                                                                     SCHEDULE B

                  REPRESENTATIONS AND WARRANTIES OF ORIGINATOR

1. Characteristics of Receivables. Each Receivable (A) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business in accordance with either (i) TFC's credit policies or (ii) credit policies which were reviewed by TFC prior to a purchase of a Receivable by TFC and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto was purchased by TFC from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment, was validly assigned by such Dealer to TFC pursuant to the Dealer Agreement or the Dealer Assignment, was validly assigned by TFC to the Purchaser, (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (C) is a Receivable which provides for level Scheduled Receivable Payments (provided that the payment in the first Monthly Period and the payment in the final Monthly Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term, (D) provides for, in the event that the related Contract is prepaid, a prepayment that fully pays the principal balance of such related Contract and includes accrued but unpaid interest through the date of prepayment at a rate at least equal to the annual percentage rate,
     (E) has not been amended or rewritten, or collections with respect to which deferred or waived, other than as evidenced in the Receivable File relating thereto, (F) that is a military Receivable, has an original term of twelve
     (12) to sixty (60) months or that is a civilian Receivable, has an original term of twelve (12) to sixty (60) months, (G) has been acquired by TFC and, if a monthly pay contract, is not more than thirty (30) days delinquent and the related Obligor does not have other Receivables owing to TFC that are more than thirty (30) days delinquent or defaulted, (H) has been acquired by TFC and, if a non-monthly-pay contract, is not more than thirty (30) days delinquent nor is it defaulted based on TFC's methodology in effect for converting non-monthly pay Receivables to a daily delinquency equivalent as such methodology is described in Schedule 1 of the Insurance Agreement nor does the Obligor have other Receivables owing to TFC that are more than thirty (30) days delinquent or defaulted, (I) has a final Scheduled Receivable Payment due no less than eight (8) months before the Final Scheduled Payment Date, (J) has an annual percentage rate of not less than 12.00%, (K) has a remaining Principal Balance of not more than $19,744, (L) has not been extended beyond its original term, except in keeping with TFC's stated policies and procedures for deferments contained in the August 1, 1992, memo attached as part of Exhibit E to the Sale and Servicing Agreement, which allows for up to two, one-month deferments in any twelve month period not to exceed up to four, one-month deferments over the life of a monthly-pay contract, (M) satisfies, the requirements under TFC's Credit Guidelines as in effect on August 31, 1999, in all material respects (except with respect to (a) changes associated with certain memorandums previously delivered to the Insurer relating to allowing total loss protection instead of comprehensive vehicle insurance and (b) a new lending program called, Special E4

     Program) including but not limited to, down-payment provisions, (N) was purchased through an approved Dealer of TFC, (O) is due from a U.S. citizen in the case of military Receivables and a U.S. resident in the case of civilian Receivables and is denominated in U.S. dollars, (P) meets, in all material respects, all applicable requirements of federal, state, and local laws and regulations, and (Q) is not subject to any right of setoff by the Obligor.

2. No Fraud or Misrepresentation. Each Receivable (A) was originated by a Dealer, (B) was sold by the Dealer to TFC and (C) was sold by TFC to the Purchaser without any fraud or misrepresentation in any case.

3. Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, each applicable state
     Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables, the Financed Vehicles and the sale of any physical damage, credit life and credit accident and health insurance and any extended service contracts, have been complied with in all material respects by TFC and each Receivable, the sale of the Financed Vehicle evidenced by each Receivable and the sale of any physical damage, credit life and credit accident and health insurance and any extended service contracts complied at the time it was originated or made in all material respects and now complies in all material respects with all applicable legal and regulatory requirements.

4. Origination. Each Point-of-Sale Receivable was originated in the United States and materially conforms to all requirements of the "Dealer Underwriting Guide" applicable to such Receivable at the time assigned to TFC, at the time of such assignment.

5. Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and
     (B) as such Receivable may be modified by the application after the Cut-Off Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

6. No Government Obligor. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

7. Obligor Bankruptcy. At the Cut-Off Date, no Obligor had been the subject of a current bankruptcy proceeding.

8. Schedule of Receivables. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cut-Off Date as delivered on the Closing Date.

9. Marking Records. By the Closing Date, Originator will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously identified to show that the Receivables have been sold to the Purchaser by the Originator hereunder and transferred by the Purchaser to the Trust in accordance with the terms of the Sale and Servicing Agreement.

10. Computer Tape. The Computer Tape made available by the Originator to the Trust Collateral Agent on the Closing Date was complete and accurate as of the Cut-Off Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

11. Adverse Selection. No selection procedures adverse to the Noteholders or the Insurer were utilized in selecting the Receivables from those receivables owned by TFC which met the selection criteria contained in the Sale and Servicing Agreement.

12. Chattel Paper. The Receivables constitute tangible chattel paper within the meaning of the UCC as in effect in the State of New York, Delaware, Virginia and Minnesota.

13.  One Original. There is only one original executed copy of each Receivable.

14. Receivables Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains, without limitation, subject to any exceptions which may appear on any exception report delivered by the Trust Collateral Agent, (a) a fully executed original of the Receivable and (b) the original Lien Certificate or application therefor together with an assignment of the Lien Certificate from the Originator to Purchaser and from the Purchaser to the Trustee. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form described in clauses (a) and (b) above have been properly filled in and each form has otherwise been correctly prepared. Notwithstanding the above, a copy of the complete Receivable File for each Receivable, which fulfills the documentation requirements of the Dealer Underwriting Guide as in effect at the time of purchase is in the possession of the Servicer or its bailee.

15. Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

16. Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Securities. The Originator has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

17. Good Title. No Receivable has been sold, transferred, assigned or pledged by the Originator to any Person other than the Purchaser; immediately prior to the conveyance of the Receivables to the Purchaser pursuant to this Agreement, the Originator was the sole owner thereof and had good and marketable title thereto, free of any Lien, claim or encumbrance of any Person, except Liens with respect to GE Capital and Westside Funding, which liens of GE Capital and Westside Funding have been released (as of the Closing Date), and, upon execution and delivery of this Agreement by the Originator, Purchaser shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien (except as described above). No Dealer has a participation in, or other right to receive, proceeds of any Receivable. The Originator has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

18. No Other Interest. Other than the sale of the Receivables to the Purchaser under this Agreement, the Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Originator has not authorized the filing of, or is aware of any financing statements against the Originator that include a description of collateral covering the Receivables other than any financing statement relating to the sale to the Purchaser hereunder or that has been released or terminated.

19. Security Interest in Financed Vehicle. Each Receivable created or will create a valid, binding and enforceable first priority security interest in favor of the Originator or the Purchaser in the Financed Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle will show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received not later than January 31, 2003, and will show Originator or the Purchaser named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle, with right of repossession, subject to the terms thereof and applicable law. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, the Originator has received written evidence from the related Dealer that such Lien Certificate showing Originator or the Purchaser as first lienholder has been applied for and the Originator's security interest has been validly assigned to Purchaser pursuant to this Agreement. Immediately after the sale, transfer and assignment thereof by Originator to the Purchaser, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Purchaser as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle arising subsequent to the Cut-Off Date). As of the Cut-Off Date there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

20. All Filings Made. The Originator has caused, or will have caused not later than three Business Days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Originator to the Purchaser under this Agreement.

21. No Impairment. The Originator has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Trust, the Insurer, the Trustee, the Trust Collateral Agent and the Noteholders in any Receivable or the proceeds thereof.

22. Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the Originator with respect to such Receivable.

23. No Default. As of the Cut-Off Date, no Receivable was in default and no condition existed or event occurred that constituted a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cut-Off Date no Financed Vehicle had been repossessed.

24. Insurance. At the time of origination of each Receivable that is Point-of-Sale Product, the related Financed Vehicle was covered by an Insurance Policy which was (i) in an amount at least equal to the lesser of, excluding any deductible, (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming TFC and its successors and assigns as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by either a physical loss and damage Insurance Policy or the combination of TFC's Total Loss Protection and GAP. No Financed Vehicle is insured under a policy of Force-Placed Insurance on the Cut-Off Date.

25. Certain Characteristics of Receivables. (i) No Receivable was more than 30 days past due as of the Cut-Off Date; (ii) no funds have been advanced by the Originator, the Servicer, any Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under subclause (i) of this clause 25; (iii) the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate as of the Cut-Off Date.

26.  [Reserved]

27. Military Assistance Corporation. As of the Closing Date, Fort Knox National Bank ("FKNB") has been directed by TFC, and evidence of FKNB's acknowledgment has been received to directly transfer to the Collection Account all amounts received by it pursuant to the Military Assistance Corporation ("MAC") program.

28. Annual Percentage. As of the Cut-Off Date, no more than 3.86% of the Receivables (by Principal Balance) have annual percentage rates of less than 13.00% and the weighted average annual percentage rate for the entire pool is no less than 17.81%.

29. Creation of Security Interest. This Agreement creates a valid and continuing security interest (as defined in UCC Section 1-201) in the Receivables in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Originator.

30. No Notations. None of the tangible chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser, the Issuer and the Trustee (for the benefit of the Issuer Secured Parties).

31. No Waiver. The Originator shall provide the Ratings Agency and the Insurer with prompt written notice of any breach of any representation or warranty contained in paragraphs 12, 17-20 and 29-30 above, and the Trustee shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) or the consent of each Noteholder, consent to a waiver of any material breach of any such representations or warranties.

                                                                      SCHEDULE C

                      THE FINANCE COMPANY CHARGE-OFF POLICY

                                                                      SCHEDULE D

                                   ASSIGNMENT